Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Bernard H. Clineburg,
Tysons Corner, Virginia	Chairman & Chief Executive Officer
April 21, 2008	or
Mark Wendel,
EVP & Chief Financial Officer
703-584-3400

CARDINAL REPORTS FIRST QUARTER EARNINGS

Asset Quality Remains Exceptional; Capital Continues to be Strong

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) today reported earnings of $1.4 million, or $0.06 per diluted share, for the three month period ended March 31, 2008.   This compares to net income of $1.8 million, or $0.07 per diluted share, for the same period of 2007.

Selected Highlights

•	Asset quality continues to be excellent. There were no nonperforming loans at period-end, no non-accrual loans, and net loan charge offs during the quarter were less than 0.04% of loans outstanding.

•

Compared to the year ago quarter, net interest income increased to $10.3 million from $9.8 million and the net interest margin increased to 2.69% from 2.60%. From the fourth quarter 2007, the net interest margin improved by 5 basis points.

•

Consolidated assets at period-end were $1.69 billion versus $1.72 billion one year earlier. The bank’s loan portfolio grew 20% compared to a year ago. However, our mortgage subsidiary closed less loans in the first quarter of 2008 versus 2007 and mortgage loans “held for sale” decreased by 51%.

•

Our mortgage banking subsidiary reported a loss of $55 thousand versus net income of $538 thousand for the same quarter last year. This represents a decrease of $0.02 per share as compared to the same period in 2007.

•	The Company continues to be “well-capitalized” exceeding all regulatory standards.

For the quarter ended March 31, 2008, net income from the Company’s commercial banking operations was $2.2 million versus net income of $1.8 million for the same quarter in 2007.  The increase is primarily a result of improved net interest income.  The Bank has maintained a balance sheet position that favored decreases in interest rates and has capitalized upon the recent downward rate movement orchestrated by the Federal Reserve. Additionally, the quality of the Bank’s loan portfolio has remained excellent. However, primarily because of the current economic uncertainties and the overall credit environment, the allowance for loan losses was 1.14% of loans outstanding, and the provision for loan losses increased to $320 thousand versus $280 thousand during that same quarter last year.

For the first quarter of 2008, there was a small loss from our mortgage banking operations.  A combination of seasonal and cyclical factors attributed to the performance of this business unit as the challenges of operating in the difficult housing market were magnified by the typically lower winter volumes of home sales and mortgage applications.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Chairman and Chief Executive Officer of the Company, said:

“Given the residential housing issues and overall economic environment facing the banking industry, I am satisfied with our Company’s results of the first quarter.  The quality of our loan portfolio continues to be very strong, reflecting Cardinal’s prudent credit underwriting standards.  Our number one priority has been and always will be to operate a safe and sound financial institution.

“We remain committed to our shareholders by building on our quality growth without sacrificing the safety and soundness of the Company, and believe we are well positioned to maximize the strength and value of the Cardinal franchise.”

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial and operational performance, credit quality and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and other reports filed with and furnished to the Securities and Exchange Commission.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $1.691 billion at March 31,

2008, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank, with 25 conveniently located banking offices. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, a residential mortgage lending company based in Fairfax, with seven offices throughout the Washington Metropolitan region; Cardinal Trust and Investment Services, a trust division; Cardinal Wealth Services, Inc., a full-service brokerage company; and Wilson/Bennett Capital Management, Inc., an asset management company. The Company’s stock is traded on NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Cardinal Financial Corporation and Subsidiaries

Summary Statements of Condition

March 31, 2008,  December 31, 2007 and March 31, 2007

(Dollars in thousands)

	(Unaudited)		(Unaudited)	% Change
	March 31, 2008	December 31, 2007	March 31, 2007	Current Year	Year Over Year
Cash and due from banks	$19,082	$20,622	$20,014	-7.5%	-4.7%
Federal funds sold	20,630	1,799	78,370	1046.7%	-73.7%

Investment securities available-for-sale	302,225	285,998	250,447	5.7%	20.7%
Investment securities held-to-maturity	61,783	78,948	94,329	-21.7%	-34.5%
Total investment securities	364,008	364,946	344,776	-0.3%	5.6%

Other investments	16,188	14,188	10,890	14.1%	48.7%
Loans held for sale	153,339	170,487	314,305	-10.1%	-51.2%

Loans receivable, net of fees	1,042,114	1,039,684	870,844	0.2%	19.7%
Allowance for loan losses	(11,858)	(11,641)	(9,918)	1.9%	19.6%
Loans receivable, net	1,030,256	1,028,043	860,926	0.2%	19.7%

Premises and equipment, net	17,938	18,463	20,138	-2.8%	-10.9%
Goodwill and intangibles, net	17,176	17,239	17,430	-0.4%	-1.5%
Bank-owned life insurance	32,638	32,316	31,078	1.0%	5.0%
Other assets	19,991	21,928	21,701	-8.8%	-7.9%

TOTAL ASSETS	$1,691,246	$1,690,031	$1,719,628	0.1%	-1.7%

Non-interest bearing deposits	$124,561	$123,994	$142,333	0.5%	-12.5%
Interest bearing deposits	1,015,361	972,931	1,090,069	4.4%	-6.9%
Total deposits	1,139,922	1,096,925	1,232,402	3.9%	-7.5%

Other borrowed funds	361,069	400,060	261,669	-9.7%	38.0%
Mortgage funding checks	6,300	9,403	44,643	-33.0%	-85.9%
Escrow liabilities	2,950	1,016	5,696	190.4%	-48.2%
Other liabilities	18,723	23,164	17,502	-19.2%	7.0%

Shareholders’ equity	162,282	159,463	157,716	1.8%	2.9%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,691,246	$1,690,031	$1,719,628	0.1%	-1.7%

Cardinal Financial Corporation and Subsidiaries

Summary Income Statements

Three Months Ended March 31, 2008 and 2007

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended
	March 31,
	2008	2007	% Change
Net interest income	$10,335	$9,835	5.1%
Provision for loan losses	(320)	(280)	14.3%
Net interest income after provision for loan losses	10,015	9,555	4.8%

Service charges on deposit accounts	527	466	13.1%
Loan service charges	310	386	-19.7%
Investment fee income	900	1,024	-12.1%
Net gain on sales of loans	1,406	2,630	-46.5%
Management fee income	84	321	-73.8%
Other non-interest income	474	482	-1.7%
Total non-interest income	3,701	5,309	-30.3%

Net interest income and non-interest income	13,716	14,864	-7.7%

Salaries and benefits	6,003	6,596	-9.0%
Occupancy	1,399	1,289	8.5%
Depreciation	646	800	-19.3%
Data processing	442	344	28.5%
Telecommunications	234	292	-19.9%
Other operating expense	3,099	3,041	1.9%
Total non-interest expense	11,823	12,362	-4.4%
Net income before income taxes	1,893	2,502	-24.3%
Provision for income taxes	448	737	-39.2%
NET INCOME	$1,445	$1,765	-18.1%

Earnings per common share - basic	$0.06	$0.07	-18.0%

Earnings per common share - diluted	$0.06	$0.07	-17.6%

Weighted-average common shares outstanding - basic	24,481,574	24,509,882	-0.1%

Weighted-average common shares outstanding - diluted	24,891,673	25,039,757	-0.6%

Cardinal Financial Corporation and Subsidiaries

Selected Financial Information

(Dollars in thousands, except per share data and ratios)

(Unaudited)

	For the Three Months Ended
	March 31,
	2008	2007
Income Statements:
Interest income	$23,155	$23,945
Interest expense	12,820	14,110
Net interest income	10,335	9,835
Provision for loan losses	320	280
Net interest income after provision for loan losses	10,015	9,555
Non-interest income	3,701	5,309
Non-interest expense	11,823	12,362
Net income before income taxes	1,893	2,502
Provision for income taxes	448	737
Net income	$1,445	$1,765

	March 31, 2008	March 31, 2007
Balance Sheet Data:
Total assets	$1,691,246	$1,719,628
Loans receivable, net of fees	1,042,114	870,844
Allowance for loan losses	(11,858)	(9,918)
Loans held for sale	153,339	314,305
Total investment securities	364,008	344,776
Total deposits	1,139,922	1,232,402
Other borrowed funds	361,069	261,669
Total shareholders’ equity	162,282	157,716

Common shares outstanding	24,164	24,469

	March 31, 2008	March 31, 2007
Selected Average Balances:
Total assets	$1,635,758	$1,613,794
Loans receivable, net of fees	1,042,969	854,654
Allowance for loan losses	(11,802)	(9,744)
Loans held for sale	139,336	248,962
Total investment securities	335,747	337,586
Interest earning assets	1,551,362	1,529,840
Total deposits	1,115,082	1,236,582
Other borrowed funds	339,665	199,725
Total shareholders’ equity	161,357	156,991
Weighted Average:
Common shares outstanding - basic	24,482	24,510
Common shares outstanding - diluted	24,892	25,040

Per Common Share Data:
Basic net income	$0.06	$0.07
Fully diluted net income	0.06	0.07
Book value	6.72	6.45
Tangible Book Value (1)	5.95	5.82

Performance Ratios:
Return on average assets	0.35%	0.44%
Return on average equity	3.58%	4.50%
Net interest margin (2)	2.69%	2.60%
Efficiency ratio (3)	84.23%	81.63%
Non-interest income to average assets	0.91%	1.32%
Non-interest expense to average assets	2.89%	3.06%

Asset Quality Data:
Annualized net charge-offs to average loans receivable, net of fees	0.04%	0.00%
Nonaccrual loans to loans receivable, net of fees	0.00%	0.01%
Nonaccrual loans to total assets	0.00%	0.00%
Allowance for loan losses to loans receivable, net of fees	1.14%	1.14%
Allowance for loan losses to nonperforming loans	0.00%	14373.9%

Capital Ratios:
Tier 1 risk-based capital	12.07%	13.03%
Total risk-based capital	12.96%	13.84%
Leverage capital ratio	10.12%	10.17%

(1)	Tangible book value is calculated as total shareholders' equity, excluding accumulated other comprehensive income, less goodwill and other intangible assets, divided by common shares outstanding.
(2)	Net interest margin is calculated as net interest income divided by total average earning assets and reported on a tax equivalent basis at a rate of 34%.
(3)	Efficiency ratio is calculated as total non-interest expense divided by the total of net interest income and non-interest income.

Cardinal Financial Corporation and Subsidiaries

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

Three Months Ended March 31, 2008 and 2007

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended
	March 31, 2008		March 31, 2007
	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees (1)
Commercial and industrial	$137,047	6.87%	$103,408	7.54%
Real estate - commercial	415,147	6.59%	324,412	6.58%
Real estate - construction	190,882	6.75%	160,346	8.44%
Real estate - residential	211,965	5.67%	197,781	5.41%
Home equity lines	85,169	5.45%	63,827	7.31%
Consumer	2,759	7.39%	4,880	7.70%
Total loans	1,042,969	6.38%	854,654	6.84%

Loans held for sale	139,336	6.11%	248,962	7.04%
Investment securities - trading	—	0.00%	45	4.56%
Investment securities - available-for-sale (1)	265,248	5.14%	241,383	4.80%
Investment securities - held-to-maturity	70,499	4.25%	96,158	4.17%
Other investments	14,614	5.97%	8,727	5.82%
Federal funds sold (1)	18,696	2.93%	79,911	5.13%
Total interest-earning assets	1,551,362	6.00%	1,529,840	6.28%

Non-interest earning assets:
Cash and due from banks	8,631		9,390
Premises and equipment, net	18,280		20,180
Goodwill and intangibles, net	17,213		17,469
Accrued interest and other assets	52,074		46,659
Allowance for loan losses	(11,802)		(9,744)

TOTAL ASSETS	$1,635,758		$1,613,794

Interest-bearing liabilities:
Interest-bearing deposits	$992,674	3.78%	$1,113,015	4.40%
Other borrowed funds	339,665	4.10%	199,725	4.14%
Total interest-bearing liabilities	1,332,339	3.86%	1,312,740	4.36%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	122,408		123,567
Other liabilities	19,654		20,496

Shareholders’ equity	161,357		156,991

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,635,758		$1,613,794

NET INTEREST MARGIN (1)		2.69%		2.60%

(1)

The average yields for loans receivable, investment securities available-for-sale and fed funds sold (which includes investments in money market preferred stock) are reported on a fully taxable-equivalent basis at a rate of 34%.

Cardinal Financial Corporation and Subsidiaries

Segment Reporting at and for the Three Months Ended March 31, 2008 and 2007

(Dollars in thousands)

(Unaudited)

At and for the Three Months Ended March 31, 2008:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$9,954	$748	$—	$(367)	$—	$10,335
Provision for loan losses	320	—	—	—	—	320
Non-interest income	1,066	1,724	900	11	—	3,701
Non-interest expense	7,714	2,556	873	680	—	11,823
Provision for income taxes	820	(29)	9	(352)	—	448
Net income (loss)	$2,166	$(55)	$18	$(684)	$—	$1,445

Average Assets	$1,625,965	$142,991	$3,724	$177,700	$(314,622)	$1,635,758

At and for the Three Months Ended March 31, 2007:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$9,366	$751	$—	$(282)	$—	$9,835
Provision for loan losses	280	—	—	—	—	280
Non-interest income	996	3,277	1,024	12	—	5,309
Non-interest expense	7,489	3,191	1,040	642	—	12,362
Provision for income taxes	799	299	(47)	(314)	—	737
Net income (loss)	$1,794	$538	$31	$(598)	$—	$1,765

Average Assets	$1,599,202	$253,094	$5,345	$163,762	$(407,609)	$1,613,794